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                                                                    EXHIBIT 10.7

                          BUSINESS PROTECTION AGREEMENT

     In consideration of my engagement as an employee with Avanade Inc., a Washington Corporation (the "Company"), the training, contacts and experience that I may receive in connection with such engagement, the compensation paid to me by the Company, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby agree in this Business Protection Agreement (the "Agreement") as follows:

SECTION 1. DEFINITIONS

     The following terms have the following specified meanings in this
Agreement:

     1.1 "COMPANY PROPERTY" means all records, files, manuals, lists of clients, forms, materials, supplies, computer programs or other software, computer hardware, tapes, disks or other magnetic media, documents, notes, video or audio tapes or recordings, Confidential Information and other materials furnished to me by the Company, used on its behalf, or generated or obtained during the course of my employment with Company.

     1.2 "COMPETING BUSINESS" means any enterprise, whether commercial or non-profit, that is or that is preparing to be in competition with any aspect of the Company or its business or anticipated business. Without limiting the generality of the foregoing, a Competing Business includes any business whose commercial efforts involve (a) the provision of computer system engineering or consulting services to design, develop, or modify enterprise or internet/ecommerce computer systems, or (b) any products or services in competition with product or services which are, at any time during the Term, either (i) currently produced, marketed, or otherwise offered by the Company, or
(ii) in actual or demonstrably anticipated research or development by the Company.

     1.3 "CONFIDENTIAL INFORMATION" means any information related to the business or other affairs of the Company or its affiliates that is not generally available to the public, and that: (a) is conceived, compiled, developed or discovered by me, whether solely or jointly with others, during the Term, or (b) is or has been received or otherwise becomes known to me in connection with my engagement. Without limiting the generality of the foregoing, Confidential Information includes information relating to Inventions and Works, trade secrets, products, services, finances, business plans, marketing plans, legal affairs, suppliers, clients, potential clients, prospects, opportunities, contracts or assets of the Company or its affiliates. Confidential Information also includes any information which has been made available to the Company by its clients or other third parties and which the Company is obligated to keep confidential.

     1.4 "CORPORATE CONTACTS" means any actual or prospective customers of or investors in Company with which I have had personal contact during the Term and with which I had no relationship prior to the Term.

     1.5 "INVENTIONS AND WORKS" means any composition, work of authorship, computer program, product, device, technique, know-how, algorithm, method, process, procedure, improvement, discovery or invention, whether or not patentable or copyrightable and whether or not reduced to practice, that is (a) within the scope of the Company's business, research or investigations or results from or is suggested by any work performed by me for the Company and (b) created, conceived, reduced to practice, developed, discovered, invented or made by me during the Term, whether solely or jointly with others, and whether or not while engaged in performing work for the Company.

     1.6 "MATERIAL" means any product, prototype, sample, model, document, diskette, tape, picture, drawing, design, recording, report, proposal, paper, note, writing or other tangible item which in whole or in part contains, embodies or manifests, whether in printed, handwritten, coded, magnetic or other form, any Confidential Information or Inventions and Works.

     1.7 "PROPRIETARY RIGHT" means any patent, copyright, mask work, trade secret, trademark, trade name, service mark or other protected intellectual property right in any Confidential Information, Inventions and Works or Material.

     1.8 "TERM" means the period from the beginning of my engagement with the Company, whether on a full-time, part-time or consulting basis, through the last day of such engagement.

SECTION 2. SCOPE OF COMPANY PROTECTION

     2.1 I understand that Company is a multi-national corporation that does business all over the world. In my employment with Company, I may perform services in more than one city, county, state or country, and may have access to Confidential Information that pertains not only to the specific area in which I live and/or work but also to other areas in which Company does business. I agree that the Company protections stated in this Agreement are intended to protect Company to the fullest extent of the law in all of the geographical areas in which Company does business or is actively contemplating doing business.

     2.2 I expressly acknowledge and agree that each of the Company protections stated herein is intended to be as broad as may be permitted under the provisions of applicable law. I further acknowledge and agree that if any of the protections herein are deemed unenforceable, the unenforceability of any one or more Company protection stated herein (or any portion thereof), shall not affect the enforceability of any other protection (or portion thereof) stated herein.

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SECTION 3. CONFIDENTIAL INFORMATION, INVENTIONS AND WORKS, AND MATERIALS

     3.1 As between the Company and me, the Company is and will be the sole owner of all Confidential Information, Inventions and Works, Materials and Proprietary Rights,. To the extent eligible for such treatment, all Inventions and Works will constitute "works made for hire" under applicable copyright laws.

     3.2 I hereby irrevocably assign and transfer to the Company, without any separate compensation, all right, title and interest that I may now or hereafter have in the Confidential Information, Inventions and Works, Materials and Proprietary Rights, subject to the limitations set forth in the notice below. This assignment and transfer is independent of any obligation or commitment made to me by the Company. Further, I hereby waive any moral rights that I may have in or to any Confidential Information, Inventions and Works, Materials and Proprietary Rights. I will take such action (including, but not limited to, the execution, acknowledgment, delivery and assistance in preparation of documents or the giving of testimony) as may be requested by the Company to evidence, transfer, vest or confirm the Company's right, title and interest in the Confidential Information, Inventions and Works, Materials and Proprietary Rights and the license rights described in paragraph 3.6 below. I will not contest the validity of any Proprietary Rights.

     3.3 Except as required for performance of my work for the Company or as authorized in writing by the Company, I will not (a) use, disclose, publish or distribute any Confidential Information, Inventions and Works or Materials or
(b) remove any Materials from the Company's premises. I will hold all Materials in trust for the Company and I will deliver them to the Company upon request and in any event at the end of the Term.

     3.4 I will promptly disclose to the Company all Confidential Information, Inventions and Works, and Materials, as well as any business opportunity which comes to my attention during the Term and which relates to the business of the Company or which arises as a result of my engagement by the Company. I will not take advantage of or divert any such opportunity for the benefit of myself or anyone else either during or after the Term without the prior written consent of the Company.

     3.5 I understand that Company is not employing me in order to obtain any information which is the property of any previous companies or any other person or entity for whom I have performed services and warrant that I am not currently subject to any restriction which would prevent or limit me from carrying out my duties for Company. I further warrant that any and all items, technology and Materials of any nature developed or provided by me under this agreement and in any way for or related to Company will be original to me and will not infringe in any respect on the rights or property of others, and that I will not, without the prior written approval of Company, use any equipment, supplies, facilities, or proprietary information of any other party. I agree to indemnify Company for all losses, claims, and expenses (including reasonable attorneys' fees and costs) arising from my breach of these warranties.

     3.6 I hereby irrevocably grant to the Company, to the full extent of my rights in and to the same, a fully paid-up, perpetual, worldwide right and license, with the right to sublicense, to disclose, distribute, import, make, have made, make derivative works of, use and otherwise exploit any trade secrets, copyrights, Confidential Information, Inventions and Works belonging to me or any third party that I disclose to the Company or its personnel or use in any Inventions and Works or Material.

     NOTICE: Notwithstanding any other provision of this Agreement to the contrary, this Agreement does not obligate me to assign or offer to assign to the Company any of my rights in an invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the invention relates (i) directly to the business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company. This satisfies the written notice and other requirements of RCW 49.44.140. If I live in one of the states listed in the Invention Notice Schedule attached to this Agreement, the notice for such state set forth therein, rather than the foregoing Notice, will apply to this Agreement and I acknowledge that I have read and received such notice.

     3.7 I agree that Company Property remains the property of Company. I understand that I am only a holder of this property for the sole use and benefit of the Company and will take all reasonable precautions to safely keep and preserve such property, except as consumed in the normal business operation of the Company. Upon termination of my employment with Company, and at any other time upon Company's request, I will deliver as soon as reasonably possible to Company, or its authorized representative, all Company Property, including all copies thereof, then in my possession or control. I agree, except for Company's use, not to make or cause to be made any copies, duplicates, facsimiles or other reproductions, or abstracts or summaries, of any such materials or objects, or remove any such materials or objects from the Company's possession. Any personal property of mine acquired prior to my employment with Company or subsequently purchased at my personal expense for my personal use, remains my property.

     3.8 I recognize and acknowledge that (a) The Confidential Information is and shall continue to be the exclusive and permanent property of the Company, whether or not prepared in whole or in part by me, and whether or not disclosed or entrusted to me in connection with my duties for Company. I understand that Confidential Information will not be deemed disclosed to the public due to its being disclosed to me or to any past, present, or potential employees of the

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Company. (b) Company has a vital and substantial interest in maintaining the confidentiality of its Confidential Information, in maintaining a stable workforce, in continuing its relationships with its Corporate Contacts, in remaining in business, and in avoiding or minimizing any disruption of, damage or impairment to, or interference with its business. (c) The Confidential Information and Corporate Contacts that I will obtain as a result of my employment with Company are special and unique to Company, and any breach by me of any of the terms and covenants of this Agreement will result in irreparable and continuing harm to Company for which there will be no adequate remedy at law.

     3.9 I agree to hold all Confidential Information in a fiduciary capacity and to exercise the highest degree of care in safeguarding Confidential Information against loss, theft, or other inadvertent disclosure, and shall take all steps reasonably necessary to maintain the confidentiality thereof. I shall not, directly or indirectly, either during the term of my employment (except as required in the normal course of the performance of my duties), or at any time after my employment is terminated for any reason: (a) Disclose or furnish to any person, corporation or other entity, or use in my own or in any other person or entity's business, any Confidential Information; (b) Utilize or permit a third party to utilize Confidential Information for the gain, advantage, or profit of anyone other than Company; (c) Remove any Confidential Information from Company's premises; or (d) Take advantage of any business opportunity which, because of Confidential Information obtained in my employment capacity or as a result of my employment, I know the Corporation may or is likely to consider.

SECTION 4. NONCOMPETITION AND NO SOLICITATION

     4.1 During the Term, I will not engage in, be employed by, perform services for, participate in the ownership, management, control or operation of, or otherwise be connected with, either directly or indirectly, any Competing Business. I further agree to extend the period described in the preceding sentence for the length of time specified in a notice provided by Company to me (for a time not to exceed one year from the end of the Term), provided (i) Company provides me with such notice before the expiration of two (2) weeks after the end of the Term and (ii) Company pays me on the same schedule and at 100% of the rate (excluding bonuses) I am earning at the end of the Term. For purposes of this paragraph, I will not be considered to be connected with any Competing Business solely on account of: (a) my ownership of less than five percent (5%) of the outstanding capital stock or other equity interests in any Competing Business; or (b) my engagement by, performance of services for, participation in or other connection with any business that is not a Competing Business but that is carried on by an entity that carries on a Competing Business as a separate division or other independent organization.

     4.2 During the Term and for a period of one year after the end of the Term, I will not induce, or attempt to induce, any employee or consultant of the Company to leave such employment or relationship to engage in, be employed by, perform services for, participate in or otherwise be connected with, either directly or indirectly, me or any enterprise with which I am in any way associated, whether or not a Competing Business. If I violate this provision, then at the sole election of Company, I agree to pay to Company $5,000.00 for each identified employee. I understand that this remedy, if elected by Company, shall be in addition to any other remedies provided to Company under this Agreement or by law.

     4.3 Unless I receive the prior, expressed, written consent of Company, I shall not, during the Term and for one year following the Term, for purposes of providing products or services that are competitive with those provided by Company, solicit or accept, or attempt to solicit or accept, directly or by assisting others, any work, services, goods, employment or other business from any of Corporate Contacts. If I violate this provision, then at the sole election of Company, I agree to pay to Company the greater of fifty percent (50%) of the actual fees billed or billable to such Corporate Contacts or fifty percent (50%) of all amounts paid or payable to me by such Corporate Contact during that period of time. I understand that this remedy, if elected by Company, shall be in addition to any other remedies provided to Company under this Agreement or by law.

SECTION 5. NO CONFLICTING OBLIGATIONS

     5.1 My execution, delivery and performance of this Agreement and the performance of my other obligations and duties to the Company will not cause any breach, default or violation of any employment, nondisclosure, confidentiality, consulting or other agreement to which I am a party or by which I may be bound.

     5.2 I will not use in performance of my work for the Company or disclose to the Company any trade secret, confidential or proprietary information of any prior employer or other person or entity if and to the extent that such use or disclosure may cause or breach, default or violation of any obligation or duty that I owe to such other person or entity (e.g., under any agreement or applicable law). My compliance with this paragraph will not prohibit, restrict or impair the performance of my work, obligations and duties to the Company.

     5.3 I will not (a) make any false, misleading or disparaging representations or statements with regard to the Company or the products or services of the Company or (b) make any statement that may impair or otherwise adversely affect the goodwill or reputation of the Company.

SECTION 6. PUBLICITY

     I hereby grant and assign to the Company the non-exclusive right to use my picture, alone or with others, to use my name, initials, likeness, and biographical sketch, and any video tapes or sound recordings of me ("Representations") in connection with any matter associated with the Company's business for publicity, promotional, commercial, and other

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Company related purposes of any and all types, including, but not limited to films, photographs, video tapes, personal interviews, electronic media, the internet or intranet, or written media of any kind for periods during and indefinitely following the term of this Agreement. I assign, on behalf of myself and my respective heirs and legal representatives, all rights title and interest in such Representations, including but not limited to the right of publicity and right of privacy. I hereby release and forever discharge the Company from any and all claims, actions, liabilities, and causes of action in any manner arising or resulting from the Company's use of such Representations.

7. MISCELLANEOUS

     7.1 This Agreement is not a contract of employment and no rights of employment are hereby created. Unless otherwise set forth in a written agreement signed by me and the Company, my engagement with the Company is "at will" and may be terminated at any time, with or without cause, by me or the Company. This Agreement will survive any termination of the Term or my engagement.

     7.2 In the event of any breach of or default under this Agreement by me, the Company may suffer irreparable harm and have no adequate remedy at law. In the event of any such breach or default, or any threat of such breach or default, the Company will be entitled to injunctive relief, specific performance and other equitable relief without proof of actual damage and without posting a bond against me and any of my partners, agents, companies, and employees, or any persons acting for or with me and any other temporary remedies provided to Company by applicable law. Such temporary relief shall remain in effect until the matter in dispute is permanently resolved. Further, in any legal action or other proceeding in connection with this Agreement (e.g., to recover damages or other relief), the prevailing party will be entitled to recover, in addition to any other relief to which it may be entitled, its reasonable attorneys' fees and other costs incurred in that action or proceeding. The rights and remedies of the Company under this paragraph are in addition to, and not in lieu of, any other right or remedy afforded to the Company under any other provision of this Agreement, by law or otherwise.

     7.3 This Agreement will be enforced to the fullest extent permitted by applicable law. If for any reason any provision of this Agreement is held to be invalid or unenforceable to any extent, then (a) such provision will be interpreted, construed or reformed to the extent reasonably required to render the same valid, enforceable and consistent with the original intent underlying such provision and (b) such invalidity or unenforceability will not affect any other provision of this Agreement or any other agreement between the Company and me. If the invalidity or unenforceability is due to the unreasonableness of the scope or duration of the provision, the provision will remain effective for such scope and duration as may be determined to be reasonable.

     7.4 The failure of the Company to insist upon or enforce strict performance of any other provisions of this Agreement or to exercise any of its rights or remedies under this Agreement will not be construed as a waiver or a relinquishment to any extent of the Company's rights to assert or rely on any such provision, right or remedy in that or any instance; rather, the same will be and remain in full force and effect.

     7.5 This Agreement sets forth the entire Agreement, and supersedes any and all prior agreements, between me and the Company with regard to the Confidential Information, Inventions and Works, Materials and Proprietary Rights of the Company. This Agreement is independent of any other written agreements between me and the Company regarding other aspects of my engagement. This Agreement may not be amended, except by writing signed by me and an authorized representative of Company.

     7.6 This Agreement will be governed by the laws of the State of Washington without regard to any choice of law principles to the contrary. I irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement. Further, I will not bring any action relating to this Agreement in any other court.

     7.7 I acknowledge that the restrictions and provisions in this Agreement are reasonable in relation to the position I have been afforded with Company, and that compliance with the provisions herein will not prevent me from pursuing my livelihood. I have carefully read all of the provisions of this Agreement and agree that (a) the same are necessary for the reasonable and proper protection of the Company's business, (b) the Company has been induced to enter into and continue its relationship with me in reliance upon my compliance with the provisions of this Agreement, and (c) every provision of this Agreement is reasonable with respect to its scope and duration.

     [Remainder on following page]

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     This Agreement shall be effective as of ______________________.

                                    ____________________________________________
                                    Signature

                                    ____________________________________________
                                    FULL NAME (print or type)
                                    Soc. Sec. No._______________________________

ACCEPTED:

[________________________]

By ____________________________________________

Its ___________________________________________

CONFIDENTIAL INFORMATION, INVENTIONS AND NONCOMPETITION AGREEMENT

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                            INVENTION NOTICE SCHEDULE

CALIFORNIA

The following notice applies to employees who live in the state of California:

In accordance with California law, this Agreement does not apply to inventions that I developed entirely on my own time without using the Company's equipment, supplies, facilities or trade secret information, except for those Inventions that either: (a) relate, at the time of conception or reduction to practice of the invention, to the Company's business, or actual or demonstrably anticipated research or development of the Company; or (b) result from any work performed by me for the Company.

ILLINOIS

The following notice applies to employees who live in the state of Illinois:

In accordance with Illinois law, this Agreement does not apply to, and I have no obligation to assign to the Company, an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the invention relates
(i) to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research and development, or (b) the invention results from any work performed by me for the Company

CONFIDENTIAL INFORMATION, INVENTIONS AND NONCOMPETITION AGREEMENT